STIFEL FINANCIAL CORP.
Form 8-K Dated December 1, 2005
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak
Chief Financial Officer
(314) 342-2228
zemlyakj@stifel.com

For Immediate Release

STIFEL FINANCIAL CORP. ANNOUNCES ACQUISITION OF
LEGG MASON CAPITAL MARKETS BUSINESS

St. Louis, Missouri - December 1, 2005 - Stifel Financial Corp. (NYSE: "SF") announced today that it has closed on the acquisition of the Legg Mason Capital Markets business ("LM Capital Markets") from Citigroup Inc. The LM Capital Markets business was part of Legg Mason Wood Walker, Inc., which Citigroup acquired from Legg Mason, Inc. in a substantially simultaneous closing. The LM Capital Markets business acquired by Stifel includes the Investment Banking, Equity and Fixed Income Research, Equity Sales and Trading, and Taxable Fixed Income Sales and Trading Departments of Legg Mason and employs approximately 500 professional and support staff.

With the addition of the LM Capital Markets business, Stifel operates 113 offices in 25 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 3 European offices through Stifel Nicolaus Ltd. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the company's web site at www.stifel.com.

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